Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO Scott A. Kingsley, Executive Vice President and CFO NBT Bancorp Inc. 52 South Broad Street Norwich, NY 13815 607-337-6589

NBT BANCORP INC. ANNOUNCES THIRD QUARTER NET INCOME OF $39.0 MILLION ($0.90 PER DILUTED COMMON SHARE); APPROVES DIVIDEND

NORWICH, NY (October 25, 2022) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and nine months ended September 30, 2022.

Net income for the three months ended September 30, 2022 was $39.0 million, or $0.90 per diluted common share, compared to $37.4 million, or $0.86 per diluted share, in the third quarter of 2021 and $37.8 million, or $0.88 per diluted share, in the second quarter of 2022. Net interest income recognized in the third quarter of 2022 from the Paycheck Protection Program (“PPP”) was approximately $0.3 million (less than $0.01 per diluted share), compared to $2.9 million ($0.05 per diluted share) in the third quarter of 2021 and $1.3 million ($0.02 per diluted share) in the second quarter of 2022. Net interest income in the third quarter of 2022 improved in comparison to the third quarter of 2021 and the linked second quarter of 2022, primarily due to higher yields on earning assets due to increases in the Federal Reserve’s targeted Federal Funds rate combined with growth in earning assets. The Company recorded a provision for loan losses of $4.5 million ($0.08 per diluted share) in the third quarter of 2022, compared to a net benefit of $3.3 million ($0.06 per diluted share) in the third quarter of 2021 and a provision of $4.4 million ($0.08 per diluted share) in the second quarter of 2022.

CEO Comments

“We are very pleased with our operating results for the third quarter and first nine months of 2022, which reflect strong execution by our team including solid organic loan growth and disciplined cost of funds management. With additional increases in the targeted Fed Funds rate, we continue to experience the benefits of an asset-sensitive balance sheet,” said NBT President and CEO John H. Watt, Jr. “Our asset quality continues to be excellent, with low levels of net charge-offs and nonperforming assets. Our fee-based businesses reported solid results despite the inherent headwinds associated with lower equity market valuations. Our improved net interest income generation overcame the $4 million or, seven cents per share, reduction in debit interchange revenue due to the Company being subject to the Durbin Amendment of the Dodd-Frank Act beginning in the third quarter of 2022.”

Third Quarter Financial Highlights

Net Income	◾ Net income of $39.0 million ◾ Diluted earnings per share of $0.90
Net Interest Income / NIM
◾    Net interest income on a fully taxable equivalent (“FTE”) basis was $94.8 million[1]
◾    Net interest margin (“NIM”) on a FTE basis was 3.51%[1], up 30 basis points (“bps”) from the prior quarter, due primarily to higher yields on earning assets
◾    Total cost of deposits of 0.09%, up 2 bps from the prior quarter

Noninterest Income	◾ Noninterest income was $37.3 million, excluding securities gains (losses) and was 28.3% of total revenue
Pre-Provision Net Revenue (“PPNR”)	◾ PPNR[1] was $55.7 million compared to $54.2 million in the second quarter of 2022 and $47.4 million in the third quarter of 2021
Loans and Credit Quality
◾    Period end total loans were $7.90 billion at September 30, 2022, up 9.1%, annualized, excluding impact of PPP loans
◾    Period end loans increased $504.2 million from December 31, 2021, excluding $3.3 million and $101.2 million of PPP loans at September 30, 2022 and December 31, 2021, respectively
◾    Net charge-offs to average loans was 0.07%, annualized
◾    Nonperforming loans to total loans was 0.28%, down from 0.33% in the prior quarter
◾    Allowance for loan losses to total loans of 1.22%, up 2 bps from the second quarter of 2022 due primarily to loan growth

Capital
◾    Announced a $0.30 per share dividend for the fourth quarter, which was a $0.02 per share, or 7.1%, increase from the fourth quarter of 2021
◾    Stockholders’ equity decreased $93.9 million from December 31, 2021, driven by a $160.9 million decrease in accumulated other comprehensive income (“AOCI”) due to the change in the market value of securities available for sale, dividends declared of $36.9 million and the repurchase of common stock of $14.7 million, partly offset by net income generation of $115.9 million
◾    Tangible book value per share[2] was $20.25 at September 30, 2022, modestly lower than the third quarter of 2021 and the second quarter of 2022, due primarily to the impact of higher interest rates on available for sale investment securities and the related impact to AOCI
◾    Tangible equity to assets of 7.64%[1]
◾    CET1 ratio of 12.17%; Leverage ratio of 10.21%

Loans

◾	Period end total loans were $7.90 billion at September 30, 2022 and $7.50 billion at December 31, 2021.
◾
Excluding PPP loans, period end loans increased $504.2 million from December 31, 2021. Commercial and industrial loans increased $103.6 million to $1.26 billion; commercial real estate loans increased $69.4 million to $2.72 billion; and total consumer loans increased $331.2 million to $3.92 billion.

◾
Total PPP loans as of September 30, 2022 were $3.3 million (net of unamortized fees) with over 99% of the original $836 million forgiven or extinguished through the third quarter of 2022. The following PPP loan activity occurred during the third quarter of 2022:

o	$14.2 million of loans forgiven.
o	$0.3 million of interest and fees recognized into interest income, compared to $1.3 million for the second quarter of 2022 and $2.9 million for the third quarter of 2021.
◾	Commercial line of credit utilization rate was 23% at September 30, 2022 and June 30, 2022, compared to 21% at September 30, 2021.

Deposits

◾
Total deposits at September 30, 2022 were $9.92 billion, compared to $10.23 billion at December 31, 2021, representing a 3% decline, which included a $100.0 million brokered deposit secured for liquidity uncertainty purposes early in the pandemic that matured in the prior quarter and declines in money markets deposits driven by certain large customers moving approximately $100 million of their deposit balances to an off-balance sheet, Company-designated short-term treasury product.

◾	Loan to deposit ratio was 79.7% at September 30, 2022, compared to 73.3% at December 31, 2021.

Net Interest Income and Net Interest Margin

◾
Net interest income for the third quarter of 2022 was $94.5 million, which was up $6.9 million, or 7.9%, from the second quarter of 2022 and up $16.8 million, or 21.6%, from the third quarter of 2021 primarily due to higher yields on earning assets. PPP income for the third quarter of 2022 was $0.3 million, which was $1.0 million lower compared to the prior quarter and down $2.5 million compared to the third quarter of 2021.

◾
The NIM on a FTE basis for the third quarter of 2022 was 3.51%, up 30 bps from the second quarter of 2022 and up 63 bps from the third quarter of 2021 due to higher earning asset yields partly offset by higher cost of interest-bearing liabilities.

◾
Earning asset yields for the three months ended September 30, 2022 were up 33 bps from the prior quarter and up 63 bps from the same quarter in the prior year. Earning assets declined $255.7 million, or 2.3%, from the prior quarter and were comparable to the same quarter in the prior year. The following are highlights comparing the third quarter of 2022 to the prior quarter:

o	Loan yields increased 25 bps to 4.34% for the quarter. Excluding PPP loans, loan yields increased 28 bps from the prior quarter.
o	The average balances of investment securities increased $5.9 million and yields increased 13 bps.
o
The average balances of short-term interest-bearing accounts decreased $362.1 million resulting from the incremental deployment of excess liquidity into loans and investment securities and modestly lower deposit balances.

◾	Total cost of deposits was 0.09% for the third quarter of 2022, up 2 bps from the prior quarter and down 1 bp from the same period in the prior year.
◾	The cost of total interest-bearing liabilities for the three months ended September 30, 2022 was 0.29%, up 6 bps from the prior quarter and up 2 bps from the third quarter of 2021.

Credit Quality and Allowance for Credit Losses

◾
Net charge-offs to total average loans was 7 bps compared to 4 bps in the prior quarter and 11 bps in the third quarter of 2021. Recoveries in the third quarter of 2022 were $3.4 million compared to $3.3 million in the prior quarter and $2.7 million in the third quarter of 2021.

◾
Nonperforming assets to total assets was 0.19% compared to 0.22% at June 30, 2022 and 0.33% at September 30, 2021. Past due loans to total loans decreased to 0.30% as of September 30, 2022 from 0.40% in the prior quarter, primarily due to one commercial credit which returned to current status in early July.

◾
Provision expense for the three months ended September 30, 2022 was $4.5 million with net charge-offs of $1.3 million. Provision expense was $0.1 million higher than the second quarter of 2022 and $7.8 million higher than the third quarter of 2021. The increase in provision expense from the third quarter of 2021 was driven both by loan growth and an increase in the level of allowance for loan losses resulting from less favorable economic forecasts in the current year relative to improving economic forecasts in the prior year, partly offset by a lower level of net charge-offs.

◾
The allowance for loan losses was $96.8 million, or 1.22% (1.23% excluding PPP loans and related allowance) of total loans, at September 30, 2022, compared to 1.20% (1.21% excluding PPP loans and related allowance) of total loans at June 30, 2022 and 1.23% (1.28% excluding PPP loans and related allowance) of total loans at September 30, 2021. The increase in the level of allowance for loan losses from the prior quarter was primarily due to the increase in loan balances and the modest deterioration in the forecast of economic conditions, which had an impact on the level of expected credit losses.

◾	The reserve for unfunded loan commitments increased to $5.3 million at September 30, 2022 compared to the prior quarter at $5.1 million and compared to the prior year quarter at $5.3 million.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $37.3 million for the three months ended September 30, 2022, down $4.9 million from the second quarter and down $3.1 million from the prior year’s third quarter.

◾
Card services income was lower than the prior quarter and the third quarter of 2021 driven by the $3.8 million ($0.07 per diluted share) impact from the Company being subject to the statutory price cap provisions of the Durbin Amendment to the Dodd-Frank Act.

◾
Retirement plan administration fees were lower than the prior quarter driven by market decline and lower activity-based fees and higher than the third quarter of 2021 driven by higher activity-based fees and organic growth.

◾	Wealth management fees were higher than the prior quarter due to seasonal tax preparation services and lower than the third quarter of 2021 driven primarily by market performance.
◾	Other income decreased from the prior quarter and the third quarter of 2021 driven by lower commercial loan swap fees.

Noninterest Expense

◾	Total noninterest expense for the third quarter of 2022 was up 0.8% from the previous quarter and up 5.2% from the third quarter of 2021.
◾
Salaries and benefits increased from the prior quarter due to one additional day of payroll in the third quarter and higher levels of incentive compensation accruals. The increase from the third quarter of 2021 was driven by increased salaries and wages, including merit pay increases and higher levels of incentive compensation accruals.

◾	Technology and data services increased from the prior quarter and the third quarter of 2021 due to continued investment in digital platform solutions.
◾
Other expenses decreased from the linked second quarter of 2022 due to seasonal timing of certain expenditures. The third quarter of 2021 also included $2.3 million of estimated litigation settlement costs.

Income Taxes

◾	The effective tax rate was 22.8% for the third quarter of 2022 compared to 22.5% for the second quarter of 2022 and 22.8% for the third quarter of 2021.

Capital

◾
Capital ratios remain strong with tangible common equity to tangible assets[1] at 7.64%. Tangible book value per share[2] was $20.25 at September 30, 2022, $20.99 at June 30, 2022 and $21.95 at September 30, 2021.

◾
Stockholders’ equity decreased $93.9 million from December 31, 2021 driven by the $160.9 million decrease in AOCI due to the change in the market value of securities available for sale, dividends declared of $36.9 million and the repurchase of common stock of $14.7 million, partly offset by net income generation of $115.9 million.

◾	September 30, 2022, CET1 capital ratio of 12.17%, leverage ratio of 10.21% and total risk-based capital ratio of 15.50%.

Dividend

◾
The Board of Directors approved a fourth-quarter cash dividend of $0.30 per share at a meeting held yesterday, an increase of $0.02, or 7.1%, from the amount paid in the fourth quarter of 2021. 2022 is the tenth consecutive year of dividend increases by the Company. The dividend will be paid on December 15, 2022 to stockholders of record as of December 1, 2022.

Other Events

◾
On August 1, 2022, NBT’s subsidiary, NBT Insurance Agency, LLC, a full-service insurance agency, completed the acquisition of substantially all of the assets of Harrison A. Rogers Agency, Inc. (“H.A. Rogers”). H.A. Rogers is a New York based small personal and commercial lines property and casualty insurance agency. This is a strategic regional insurance expansion into the northern New York market where NBT Bank has a long-established presence.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Wednesday, October 26, 2022, to review third quarter 2022 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $11.64 billion at September 30, 2022. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and other legislative and regulatory responses to the coronavirus (“COVID-19”) pandemic; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the COVID-19 global pandemic; and (21) the Company’s success at managing the risks involved in the foregoing items.

One of the more significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, treatment developments, public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against emerging variants of COVID-19, the impact of the COVID-19 pandemic on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)
	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability:
Diluted earnings per share	$0.90	$0.88	$0.90	$0.86	$0.86
Weighted average diluted common shares outstanding	43,110,932	43,092,851	43,385,451	43,574,539	43,631,497
Return on average assets[3]	1.33%	1.28%	1.32%	1.23%	1.26%
Return on average equity[3]	12.87%	12.73%	12.78%	11.89%	12.04%
Return on average tangible common equity1 3	17.12%	17.00%	16.87%	15.70%	15.97%
Net interest margin1 3	3.51%	3.21%	2.95%	3.08%	2.88%

	9 Months Ended September 30,
	2022	2021
Profitability:
Diluted earnings per share	$2.68	$2.69
Weighted average diluted common shares outstanding	43,194,037	43,768,647
Return on average assets[3]	1.31%	1.37%
Return on average equity[3]	12.79%	13.00%
Return on average tangible common equity1 3	17.00%	17.35%
Net interest margin1 3	3.22%	3.01%

	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data:
Short-term interest-bearing accounts	$97,303	$328,593	$913,315	$1,111,296	$1,131,074
Securities available for sale	1,556,501	1,619,356	1,662,697	1,687,361	1,576,030
Securities held to maturity	929,541	936,512	895,005	733,210	683,103
Net loans	7,807,984	7,684,081	7,559,826	7,406,459	7,473,442
Total assets	11,640,742	11,720,459	12,147,833	12,012,111	11,994,411
Total deposits	9,918,751	10,028,708	10,461,623	10,234,469	10,195,178
Total borrowings	277,889	265,796	278,788	311,476	313,311
Total liabilities	10,484,196	10,531,903	10,945,583	10,761,658	10,752,954
Stockholders' equity	1,156,546	1,188,556	1,202,250	1,250,453	1,241,457

Capital:
Equity to assets	9.94%	10.14%	9.90%	10.41%	10.35%
Tangible equity ratio[1]	7.64%	7.87%	7.70%	8.20%	8.13%
Book value per share	$27.00	$27.75	$27.96	$28.97	$28.65
Tangible book value per share[2]	$20.25	$20.99	$21.25	$22.26	$21.95
Leverage ratio	10.21%	9.77%	9.52%	9.41%	9.47%
Common equity tier 1 capital ratio	12.17%	12.14%	12.23%	12.25%	12.20%
Tier 1 capital ratio	13.27%	13.27%	13.39%	13.43%	13.39%
Total risk-based capital ratio	15.50%	15.50%	15.64%	15.73%	15.74%
Common stock price (end of period)	$37.95	$37.59	$36.13	$38.52	$36.12

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Asset quality:
Nonaccrual loans	$19,098	$23,673	$25,812	$30,285	$35,737
90 days past due and still accruing	2,732	2,096	1,944	2,458	2,940
Total nonperforming loans	21,830	25,769	27,756	32,743	38,677
Other real estate owned	-	-	-	167	859
Total nonperforming assets	21,830	25,769	27,756	32,910	39,536
Allowance for loan losses	96,800	93,600	90,000	92,000	93,000

Asset quality ratios (total):
Allowance for loan losses to total loans	1.22%	1.20%	1.18%	1.23%	1.23%
Total nonperforming loans to total loans	0.28%	0.33%	0.36%	0.44%	0.51%
Total nonperforming assets to total assets	0.19%	0.22%	0.23%	0.27%	0.33%
Allowance for loan losses to total nonperforming loans	443.43%	363.23%	324.25%	280.98%	240.45%
Past due loans to total loans[4]	0.30%	0.40%	0.24%	0.29%	0.46%
Net charge-offs to average loans[3]	0.07%	0.04%	0.14%	0.22%	0.11%

Asset quality ratios (excluding paycheck protection program):
Allowance for loan losses to total loans	1.23%	1.21%	1.18%	1.24%	1.28%
Total nonperforming loans to total loans	0.28%	0.33%	0.37%	0.44%	0.53%
Total nonperforming assets to total assets	0.19%	0.22%	0.23%	0.28%	0.34%
Allowance for loan losses to total nonperforming loans	443.43%	363.27%	324.24%	280.96%	240.42%
Past due loans to total loans[4]	0.29%	0.40%	0.25%	0.29%	0.48%
Net charge-offs to average loans[3]	0.07%	0.04%	0.14%	0.22%	0.12%

	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Allowance for loan losses as a percentage of loans by segment:
Commercial & industrial	0.80%	0.75%	0.66%	0.78%	0.83%
Commercial real estate	0.88%	0.89%	0.79%	0.78%	0.93%
Paycheck protection program	0.01%	0.01%	0.01%	0.01%	0.01%
Residential real estate	0.74%	0.79%	0.88%	0.92%	0.93%
Auto	0.78%	0.79%	0.76%	0.79%	0.78%
Other consumer	3.95%	3.98%	4.14%	4.49%	4.57%
Total	1.22%	1.20%	1.18%	1.23%	1.23%
Total excluding PPP loans	1.23%	1.21%	1.18%	1.24%	1.28%

	2022			2021
Loans by line of business:	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Commercial & industrial	$1,258,871	$1,298,072	$1,214,834	$1,155,240	$1,148,176
Commercial real estate	2,724,728	2,670,633	2,709,611	2,655,367	2,638,762
Paycheck protection program	3,328	17,286	50,977	101,222	276,195
Residential real estate mortgages	1,626,528	1,606,188	1,584,551	1,571,232	1,549,684
Indirect auto	952,757	936,516	890,643	859,454	873,860
Residential solar	728,898	599,565	514,526	440,016	365,299
Home equity	313,557	313,395	319,180	330,357	339,316
Other consumer	296,117	336,026	365,504	385,571	375,150
Total loans	$7,904,784	$7,777,681	$7,649,826	$7,498,459	$7,566,442

PPP income recognized	$320	$1,301	$1,976	$7,545	$2,861
PPP unamortized fees	$108	$414	$1,629	$3,420	$10,536

NBT Bancorp Inc. and Subsidiaries Consolidated Balance Sheets
(unaudited, dollars in thousands)

	September 30, 2022	December 31, 2021
Assets
Cash and due from banks	$223,755	$157,775
Short-term interest-bearing accounts	97,303	1,111,296
Equity securities, at fair value	30,428	33,550
Securities available for sale, at fair value	1,556,501	1,687,361
Securities held to maturity (fair value $814,100 and $735,260, respectively)	929,541	733,210
Federal Reserve and Federal Home Loan Bank stock	24,892	25,098
Loans held for sale	87	830
Loans	7,904,784	7,498,459
Less allowance for loan losses	96,800	92,000
Net loans	$7,807,984	$7,406,459
Premises and equipment, net	69,338	72,093
Goodwill	281,204	280,541
Intangible assets, net	7,879	8,927
Bank owned life insurance	230,990	228,238
Other assets	380,840	266,733
Total assets	$11,640,742	$12,012,111

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,714,342	$3,689,556
Savings, NOW and money market	5,758,736	6,043,441
Time	445,673	501,472
Total deposits	$9,918,751	$10,234,469
Short-term borrowings	74,554	97,795
Long-term debt	3,322	13,995
Subordinated debt, net	98,817	98,490
Junior subordinated debt	101,196	101,196
Other liabilities	287,556	215,713
Total liabilities	$10,484,196	$10,761,658

Total stockholders' equity	$1,156,546	$1,250,453

Total liabilities and stockholders' equity	$11,640,742	$12,012,111

NBT Bancorp Inc. and Subsidiaries Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
Interest, fee and dividend income
Interest and fees on loans	$85,266	$72,817	$237,148	$222,705
Securities available for sale	7,665	5,898	21,822	17,204
Securities held to maturity	4,854	2,976	12,532	9,454
Other	1,429	524	3,396	1,206
Total interest, fee and dividend income	$99,214	$82,215	$274,898	$250,569
Interest expense
Deposits	$2,233	$2,548	$5,831	$8,582
Short-term borrowings	84	28	113	130
Long-term debt	20	89	140	301
Subordinated debt	1,360	1,359	4,078	4,077
Junior subordinated debt	1,039	517	2,325	1,572
Total interest expense	$4,736	$4,541	$12,487	$14,662
Net interest income	$94,478	$77,674	$262,411	$235,907
Provision for loan losses	4,484	(3,342)	9,470	(11,354)
Net interest income after provision for loan losses	$89,994	$81,016	$252,941	$247,261
Noninterest income
Service charges on deposit accounts	$3,581	$3,489	$11,032	$9,544
Card services income	5,654	9,101	24,100	25,835
Retirement plan administration fees	11,496	10,495	37,451	30,372
Wealth management	8,402	8,783	25,294	25,099
Insurance services	3,892	3,720	11,258	10,689
Bank owned life insurance income	1,560	1,548	4,625	4,588
Net securities (losses) gains	(148)	(100)	(914)	568
Other	2,735	3,293	8,641	9,988
Total noninterest income	$37,172	$40,329	$121,487	$116,683
Noninterest expense
Salaries and employee benefits	$48,371	$44,190	$140,595	$128,462
Technology and data services	9,096	8,421	26,588	26,154
Occupancy	6,481	6,154	19,761	19,413
Professional fees and outside services	3,817	3,784	11,999	11,403
Office supplies and postage	1,469	1,364	4,441	4,478
FDIC expense	787	772	2,399	2,243
Advertising	559	583	1,943	1,502
Amortization of intangible assets	544	663	1,725	2,157
Loan collection and other real estate owned, net	549	706	1,690	1,959
Other	5,021	6,232	13,815	14,405
Total noninterest expense	$76,694	$72,869	$224,956	$212,176
Income before income tax expense	$50,472	$48,476	$149,472	$151,768
Income tax expense	11,499	11,043	33,598	34,193
Net income	$38,973	$37,433	$115,874	$117,575
Earnings Per Share
Basic	$0.91	$0.86	$2.70	$2.71
Diluted	$0.90	$0.86	$2.68	$2.69

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$85,266	$78,539	$73,343	$79,470	$72,817
Securities available for sale	7,665	7,317	6,840	6,101	5,898
Securities held to maturity	4,854	4,185	3,493	3,097	2,976
Other	1,429	1,442	525	639	524
Total interest, fee and dividend income	$99,214	$91,483	$84,201	$89,307	$82,215
Interest expense
Deposits	$2,233	$1,756	$1,842	$2,132	$2,548
Short-term borrowings	84	13	16	28	28
Long-term debt	20	33	87	88	89
Subordinated debt	1,360	1,359	1,359	1,360	1,359
Junior subordinated debt	1,039	737	549	518	517
Total interest expense	$4,736	$3,898	$3,853	$4,126	$4,541
Net interest income	$94,478	$87,585	$80,348	$85,181	$77,674
Provision for loan losses	4,484	4,390	596	3,097	(3,342)
Net interest income after provision for loan losses	$89,994	$83,195	$79,752	$82,084	$81,016
Noninterest income
Service charges on deposit accounts	$3,581	$3,763	$3,688	$3,804	$3,489
Card services income	5,654	9,751	8,695	8,847	9,101
Retirement plan administration fees	11,496	12,676	13,279	11,816	10,495
Wealth management	8,402	8,252	8,640	8,619	8,783
Insurance services	3,892	3,578	3,788	3,394	3,720
Bank owned life insurance income	1,560	1,411	1,654	1,629	1,548
Net securities (losses)	(148)	(587)	(179)	(2)	(100)
Other	2,735	2,812	3,094	3,004	3,293
Total noninterest income	$37,172	$41,656	$42,659	$41,111	$40,329
Noninterest expense
Salaries and employee benefits	$48,371	$46,716	$45,508	$44,118	$44,190
Technology and data services	9,096	8,945	8,547	8,563	8,421
Occupancy	6,481	6,487	6,793	6,635	6,154
Professional fees and outside services	3,817	3,906	4,276	4,903	3,784
Office supplies and postage	1,469	1,548	1,424	1,528	1,364
FDIC expense	787	810	802	798	772
Advertising	559	730	654	1,019	583
Amortization of intangible assets	544	545	636	651	663
Loan collection and other real estate owned, net	549	757	384	956	706
Other	5,021	5,675	3,119	5,934	6,232
Total noninterest expense	$76,694	$76,119	$72,143	$75,105	$72,869
Income before income tax expense	$50,472	$48,732	$50,268	$48,090	$48,476
Income tax expense	11,499	10,957	11,142	10,780	11,043
Net income	$38,973	$37,775	$39,126	$37,310	$37,433
Earnings Per Share
Basic	$0.91	$0.88	$0.91	$0.86	$0.86
Diluted	$0.90	$0.88	$0.90	$0.86	$0.86

NBT Bancorp Inc. and Subsidiaries Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2022		Q2 - 2022		Q1 - 2022		Q4 - 2021		Q3 - 2021
Assets
Short-term interest-bearing accounts	$191,463	2.51%	$553,548	0.82%	$990,319	0.17%	$1,145,794	0.16%	$1,014,120	0.16%
Securities taxable[1]	2,491,315	1.83%	2,439,960	1.74%	2,284,578	1.67%	2,081,796	1.57%	1,923,700	1.63%
Securities tax-exempt 1 5	211,306	2.47%	256,799	1.83%	258,513	1.84%	257,320	1.85%	246,685	1.97%
FRB and FHLB stock	25,182	3.47%	24,983	5.03%	25,026	1.98%	25,149	2.74%	25,154	1.91%
Loans1 6	7,808,025	4.34%	7,707,730	4.09%	7,530,674	3.95%	7,507,165	4.20%	7,517,839	3.84%
Total interest-earning assets	$10,727,291	3.68%	$10,983,020	3.35%	$11,089,110	3.09%	$11,017,224	3.23%	$10,727,498	3.05%
Other assets	887,378		883,498		947,578		982,136		1,019,797
Total assets	$11,614,669		$11,866,518		$12,036,688		$11,999,360		$11,747,295
Liabilities and stockholders' equity
Money market deposit accounts	$2,332,341	0.15%	$2,577,367	0.14%	$2,720,338	0.15%	$2,678,477	0.16%	$2,580,570	0.19%
NOW deposit accounts	1,548,115	0.21%	1,580,132	0.07%	1,583,091	0.05%	1,551,846	0.05%	1,442,678	0.05%
Savings deposits	1,854,122	0.03%	1,845,128	0.03%	1,794,549	0.03%	1,725,004	0.05%	1,691,539	0.05%
Time deposits	455,168	0.35%	478,531	0.37%	494,632	0.40%	537,875	0.46%	565,216	0.62%
Total interest-bearing deposits	$6,189,746	0.14%	$6,481,158	0.11%	$6,592,610	0.11%	$6,493,202	0.13%	$6,280,003	0.16%
Federal funds purchased	1,522	3.39%	-	-	-	-	65	-	-	-
Repurchase agreements	69,048	0.10%	60,061	0.09%	72,768	0.09%	97,389	0.11%	99,703	0.11%
Short-term borrowings	6,440	3.33%	-	-	-	-	1	-	-	-
Long-term debt	3,331	2.38%	5,336	2.48%	13,979	2.52%	14,004	2.49%	14,029	2.52%
Subordinated debt, net	98,748	5.46%	98,642	5.53%	98,531	5.59%	98,422	5.48%	98,311	5.48%
Junior subordinated debt	101,196	4.07%	101,196	2.92%	101,196	2.20%	101,196	2.03%	101,196	2.03%
Total interest-bearing liabilities	$6,470,031	0.29%	$6,746,393	0.23%	$6,879,084	0.23%	$6,804,279	0.24%	$6,593,242	0.27%
Demand deposits	3,708,131		3,711,049		3,710,124		3,719,070		3,676,883
Other liabilities	234,851		218,491		206,292		231,260		244,125
Stockholders' equity	1,201,656		1,190,585		1,241,188		1,244,751		1,233,045
Total liabilities and stockholders' equity	$11,614,669		$11,866,518		$12,036,688		$11,999,360		$11,747,295
Interest rate spread		3.39%		3.12%		2.86%		2.99%		2.78%
Net interest margin (FTE)[1]		3.51%		3.21%		2.95%		3.08%		2.88%

NBT Bancorp Inc. and Subsidiaries Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months Ended September 30,	2022			2021
Assets
Short-term interest-bearing accounts	$575,517	$2,742	0.64%	$860,067	$763	0.12%
Securities taxable[1]	2,406,042	31,460	1.75%	1,852,963	23,711	1.71%
Securities tax-exempt 1 5	242,033	3,664	2.02%	208,438	3,730	2.39%
FRB and FHLB stock	25,064	654	3.49%	25,290	443	2.34%
Loans1 6	7,683,159	237,290	4.13%	7,555,276	222,821	3.94%
Total interest-earning assets	$10,931,815	$275,810	3.37%	$10,502,034	$251,468	3.20%
Other assets	905,931			984,372
Total assets	$11,837,746			$11,486,406
Liabilities and stockholders' equity
Money market deposit accounts	$2,541,927	$2,801	0.15%	$2,557,172	$4,022	0.21%
NOW deposit accounts	1,570,318	1,260	0.11%	1,419,102	531	0.05%
Savings deposits	1,831,485	442	0.03%	1,633,941	625	0.05%
Time deposits	475,966	1,328	0.37%	590,385	3,404	0.77%
Total interest-bearing deposits	$6,419,696	$5,831	0.12%	$6,200,600	$8,582	0.19%
Federal funds purchased	513	13	3.39%	-	-	-
Repurchase agreements	67,279	46	0.09%	101,574	104	0.14%
Short-term borrowings	2,170	54	3.33%	1,740	26	2.00%
Long-term debt	7,509	140	2.49%	15,976	301	2.52%
Subordinated debt, net	98,641	4,078	5.53%	98,204	4,077	5.55%
Junior subordinated debt	101,196	2,325	3.07%	101,196	1,572	2.08%
Total interest-bearing liabilities	$6,697,004	$12,487	0.25%	$6,519,290	$14,662	0.30%
Demand deposits	3,709,761			3,514,005
Other liabilities	219,983			243,525
Stockholders' equity	1,210,998			1,209,586
Total liabilities and stockholders' equity	$11,837,746			$11,486,406
Net interest income (FTE)[1]		$263,323			$236,806
Interest rate spread			3.12%			2.90%
Net interest margin (FTE)[1]			3.22%			3.01%
Taxable equivalent adjustment		$912			$899
Net interest income		$262,411			$235,907

[1]	The following tables provide the Non-GAAP

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue ("PPNR")	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net income	$38,973	$37,775	$39,126	$37,310	$37,433
Income tax expense	11,499	10,957	11,142	10,780	11,043
Provision for loan losses	4,484	4,390	596	3,097	(3,342)
FTE adjustment	337	290	285	292	298
Net securities losses	148	587	179	2	100
Provision for unfunded loan commitments reserve	225	240	(260)	(250)	(470)
Nonrecurring expense	-	-	(172)	250	2,288
PPNR	$55,666	$54,239	$50,896	$51,481	$47,350

Average assets	$11,614,669	$11,866,518	$12,036,688	$11,999,360	$11,747,295

Return on average assets[3]	1.33%	1.28%	1.32%	1.23%	1.26%
PPNR return on average assets[3]	1.90%	1.83%	1.71%	1.70%	1.60%

	9 Months Ended September 30,
	2022	2021
Net income	$115,874	$117,575
Income tax expense	33,598	34,193
Provision for loan losses	9,470	(11,354)
FTE adjustment	912	899
Net securities losses (gains)	914	(568)
Provision for unfunded loan commitments reserve	205	(1,050)
Nonrecurring expense	(172)	4,168
PPNR	$160,801	$143,863

Average Assets	$11,837,746	$11,486,406

Return on average assets[3]	1.31%	1.37%
PPNR return on average assets[3]	1.82%	1.67%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in the provision for loan losses, net securities gains (losses) and non-recurring income and/or expense.

FTE adjustment	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net interest income	$94,478	$87,585	$80,348	$85,181	$77,674
Add: FTE adjustment	337	290	285	292	298
Net interest income (FTE)	$94,815	$87,875	$80,633	$85,473	$77,972
Average earning assets	$10,727,291	$10,983,020	$11,089,110	$11,017,224	$10,727,498
Net interest margin (FTE)[3]	3.51%	3.21%	2.95%	3.08%	2.88%

	9 Months Ended September 30,
	2022	2021
Net interest income	$262,411	$235,907
Add: FTE adjustment	912	899
Net interest income (FTE)	$263,323	$236,806
Average earning assets	$10,931,815	$10,502,034
Net interest margin (FTE)[3]	3.22%	3.01%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Tangible equity to tangible assets	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Total equity	$1,156,546	$1,188,556	$1,202,250	$1,250,453	$1,241,457
Intangible assets	289,083	289,259	288,832	289,468	290,119
Total assets	$11,640,742	$11,720,459	$12,147,833	$12,012,111	$11,994,411
Tangible equity to tangible assets	7.64%	7.87%	7.70%	8.20%	8.13%

Return on average tangible common equity	2022			2021
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net income	$38,973	$37,775	$39,126	$37,310	$37,433
Amortization of intangible assets (net of tax)	408	409	477	488	497
Net income, excluding intangibles amortization	$39,381	$38,184	$39,603	$37,798	$37,930

Average stockholders' equity	$1,201,656	$1,190,585	$1,241,188	$1,244,751	$1,233,045
Less: average goodwill and other intangibles	289,296	289,584	289,218	289,834	290,492
Average tangible common equity	$912,360	$901,001	$951,970	$954,917	$942,553
Return on average tangible common equity[3]	17.12%	17.00%	16.87%	15.70%	15.97%

	9 Months Ended September 30,
	2022	2021
Net income	$115,874	$117,575
Amortization of intangible assets (net of tax)	1,294	1,618
Net income, excluding intangibles amortization	$117,168	$119,193

Average stockholders' equity	$1,210,998	$1,209,586
Less: average goodwill and other intangibles	289,366	291,177
Average tangible common equity	$921,632	$918,409
Return on average tangible common equity[3]	17.00%	17.35%

[2]	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.